EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (File Nos. 33-9737, 33-32055, 333-14177, 33-37683, 333-38259, 333-44652,
333-68481, 333-55700) of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated July 21, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Molex Incorporated for the year ended June 30, 2003.


/S/ DELOITTE & TOUCHE LLP


September 25, 2003